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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 2-64536 on Form N-1A of Lord Abbett U.S. Government Securities Money Market Fund, Inc. of our report dated August 20, 2002 on the financial statements of Lord Abbett U.S. Government Securities Money Market Fund, Inc. and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, all of which are part of this Registration Statement.


New York, New York
October 28, 2002